UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

11250 Waples Mill Rd., South Tower, Suite 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(b) and (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2019, WidePoint Corporation (the “Company”) accepted the resignation of Kito Mussa as the Company’s Chief Financial Officer and Executive Vice President to pursue other opportunities effective May 15, 2019. Mr. Mussa’s resignation was not a result of any disagreement with the Company. The Company intends to conduct a search for a new Chief Financial Officer.

In the interim, effective May 15, 2019, the Company appointed Ian Sparling, age 53, to the position of interim Chief Financial Officer. Mr. Sparling has served as the President and CEO of the Company’s subsidiary, Soft-ex Communications Ltd (“SCL”), since 2006. Prior to his role as CEO of SCL, Mr. Sparling held the positions of Chief Commercial Officer and CFO at SCL. He was also Group Financial Controller at a large public quoted (LSE) European Industrial Holding Company and worked in assurance for a number of years with PricewaterhouseCoopers. In addition, Mr. Sparling has acted as a Board Advisor to a number of internationally traded Irish companies. Mr. Sparling is a Fellow of the Institute of Chartered Accountants, holds a Bachelor of Commerce degree from University College Dublin and a post graduate in Professional Finance from the Smurfit Business School. He also holds a Diploma in International Selling from Dublin Institute of Technology and is currently studying for a Diploma in Corporate Governance with the Institute of Directors (UK).

The Company is party to an employment agreement with Mr. Sparling to serve as the Chief Executive Officer of SCL. The employment agreement provides for an annual base salary of €200,000. In addition, Mr. Sparling shall be eligible to receive bonus compensation of up to 100% of his annual salary. Mr. Sparling will also receive an annual automobile allowance in the amount €16,500 and SCL will contribute up to €15,000 to SCL’s pension scheme. The employment period will continue unless terminated earlier by (i) Mr. Sparling upon not less than 3 months’ advance written notice or SCL upon not less than 9 months’ advance written notice, (ii) SCL or Mr. Sparling with Good Reason (as defined therein), immediately, provided that the remuneration to which Mr. Sparling is entitled under the Employment Agreement shall continue for a period of 9 months following such termination (which shall be increased to 12 months if within a specified period of a change in control), or (iii) by SCL upon the occurrence of certain events or actions by Mr. Sparling, including Mr. Sparling being declared bankrupt or being found guilty of fraud, serious misconduct or willful neglect to carry out his duties under the employment agreement. A copy of the employment agreement is filed herewith as Exhibit 10.1 and the foregoing description is qualified by reference to the full text thereof. There is no family relationship between Mr. Sparling and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

Item 9.01(d) Financial Statements and Exhibits

Exhibit 10.1: Employment Agreement by and between Soft-ex Communications Limited and Ian Sparling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: April 12, 2019	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer

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